Exhibit 99.1

Nanophase Technologies Announces First Quarter 2003 Revenue

Friday April 11, 9:30 am ET

18% Increase Year-to-Year; 54% Increase in Sequential Quarters

ROMEOVILLE, Ill., April 11 /PRNewswire-FirstCall/ — Nanophase Technologies Corporation (Nasdaq: NANX – News), a leader in nanomaterials and nanoengineered product solutions, announced that its first quarter 2003 revenue was approximately $1.66 million, or about 4% above the high end of the Company’s previous revenue guidance. This represents an increase of approximately 18% compared to the first quarter of 2002 and a sequential quarterly increase of approximately 54% compared to the fourth quarter of 2002.

“Since we currently expect revenues to be higher during the second half of 2003, the start for the first quarter of 2003 is definitely encouraging for the full year,” stated Joseph Cross, Nanophase’s president and CEO. “Considering the business development initiatives underway, the Company’s expanded and integrated family of nanotechnologies, and the new NanoArc(TM) nanoproducts just introduced and those in the pipeline, we remain optimistic on revenue growth for 2003.”

First Quarter Earnings Release and Conference Call

Nanophase also announced that the Company plans to release earnings for the first quarter on April 23, 2003, at approximately 3:30 PM CDT, 4:30 PM EDT. Nanophase has scheduled its normal quarterly conference call for April 24, 2003, at 10:00 CDT. The call may be accessed though the Company’s website, www.nanophase.com, and clicking on the conference call link under Investor Relations and Calendar of Events, or dialing 706-634-7296 at least five (5) minutes before the start time.

If you are unable to attend, a replay will be available through May 5, 2003, by dialing 706-645-9291 and entering code 1175989, or by logging onto the Company’s website and following the above instructions.

Nanophase Technologies Corporation provides nanoengineered solutions of nanostructured materials for a variety of industrial product applications. Using patented and proprietary core technologies, the Company creates products with unique performance attributes. Nanophase Technologies currently owns or licenses 21 United States patents and patent applications, consisting of 8 owned United States patents, 7 owned United States patent applications, and 6 licensed United States patents. The Company also has 21 foreign patents and patent applications, consisting of 9 owned foreign patents and 12 owned foreign patent applications, all of which are counterparts to domestic filings covering its platform of nanotechnologies. The Company trades on the Nasdaq NMS under the symbol “NANX”. Visit the Company’s web site at www.nanophase.com .

This press release contains words such as “expects”, “anticipates”, “plans”, “forecasts” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties. It is possible that the Company’s future performance may differ materially from current expectations expressed in these forward-looking statements due to a variety of important factors such as: a customer’s decision to defer, cancel or otherwise modify a purchase order or supply agreement; demand for, and acceptance of, the Company’s nanocrystalline materials; changes in our development, supply and distribution relationships; increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the Company’s mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental regulations; disruption of commercial activities and threats associated with terrorism and efforts to combat it; protection and validity of patent and other intellectual property rights; the cyclical nature of the Company’s business; the outcome of pending and future litigation and governmental proceedings; and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies